Exhibit 4.1(b)

SUPPLEMENT

SUPPLEMENT (this “Supplement”), dated as of February 14, 2011, to (i) the First-Lien Guarantee and Collateral Agreement, dated as of March 29, 2007 (the “First-Lien Guarantee and Collateral Agreement”), among BROADCAST MEDIA PARTNERS HOLDINGS, INC., a Delaware corporation (“Holdings”), UMBRELLA ACQUISITION, INC., a Delaware corporation (“Merger Sub”) to be merged with and into UNIVISION COMMUNICATIONS INC. (the “US Borrower”), UNIVISION OF PUERTO RICO INC., a Delaware corporation (“Subsidiary Borrower” and together with the US Borrower, the “Borrowers” and each, a “Borrower”), each subsidiary of the Borrowers from time to time party thereto (each such subsidiary individually a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors”; the Subsidiary Guarantors, the Borrowers and Holdings are referred to collectively herein as the “Grantors”) and DEUTSCHE BANK AG NEW YORK BRANCH, as first-lien collateral agent (in such capacity, the “First-Lien Collateral Agent”) for the Secured Parties (as defined therein), (ii) the Intercompany Subordination Agreement, dated as of March 29, 2007 (the “Intercompany Subordination Agreement”), among Holdings, the US Borrower, the Subsidiary Borrower, the other subsidiaries of the US Borrower party thereto and the First-Lien Collateral Agent, (iii) the Intercreditor Agreement, dated as of March 29, 2007 (the “Original Intercreditor Agreement”), among Holdings, Merger Sub, the Borrowers, certain other Grantors (as defined therein) and the Administrative Agent, in its capacity as First-Lien Collateral Agent and second-lien collateral agent and (iv) the First-Lien Intercreditor Agreement, dated as of July 9, 2009 (the “First-Lien Intercreditor Agreement”), among the US Borrower, the Subsidiary Borrower, the other Grantors (as defined therein) from time to time party thereto, the First-Lien Collateral Agent, in its capacity as Authorized Representative for the Credit Agreement Secured Parties (as each such term is defined therein), Wilmington Trust FSB, as Authorized Representative for the Initial Additional First-Lien Secured Parties (as defined therein) and each additional Authorized Representative from time to time party thereto for the other Additional First-Lien Secured Parties of the Series (as each such term is defined therein) with respect to which it is acting in such capacity.

A. Reference is made to the Credit Agreement, dated as of March 29, 2007 as amended as of June 19, 2009, and as amended and restated as of October 26, 2010 (as the same may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the lenders from time to time party thereto (the “Lenders”), and Deutsche Bank AG New York Branch, as administrative agent for the Lenders, as First-Lien Collateral Agent and as second-lien collateral agent.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement, the First-Lien Guarantee and Collateral Agreement, the Intercompany Subordination Agreement, the Original Intercreditor Agreement or the First-Lien Intercreditor Agreement, referred to therein, as applicable.

C. The Grantors have entered into each of the First-Lien Guarantee and Collateral Agreement, the Intercompany Subordination Agreement, the Original Intercreditor Agreement and the First-Lien Intercreditor Agreement in order to induce the First-Lien Lenders to make First Lien Loans and the Issuing Banks to issue Letters of Credit. Section 7.16 of the First-Lien Guarantee and Collateral Agreement provides that additional Restricted Subsidiaries of the Borrowers shall become Subsidiary Guarantors and Grantors under the First-Lien Guarantee and Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. Section 8 of the Intercompany Subordination Agreement provides that additional Restricted Subsidiaries of the US Borrower shall become Parties (as defined therein) to the Intercompany Subordination Agreement by execution and delivery of a counterpart or joinder agreement in form and substance reasonably satisfactory to the First-Lien Collateral Agent. Section 8.18 of the Original Intercreditor Agreement provides that additional Subsidiaries of the US Borrower which become Subsidiary Guarantors (as defined in the Original Intercreditor Agreement) after the date thereof shall become Grantors under the Original Intercreditor Agreement by execution and delivery of a counterpart or an assumption agreement in form and substance reasonably satisfactory to the First-Lien Collateral Agent. Section 5.16 of the First-Lien Intercreditor Agreement provides that additional Subsidiaries of the US Borrower shall become Grantors under the First-Lien Intercreditor Agreement by execution and delivery of a supplement or joinder agreement in form and substance reasonably satisfactory to the First-Lien Collateral Agent. The undersigned subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Guarantor and a Grantor under the First Lien Guarantee and Collateral Agreement, a Party to the Intercompany Subordination Agreement, a Grantor under the Original Intercreditor Agreement and a Grantor under the First-Lien Intercreditor Agreement in order to induce the Lenders to make additional Loans and the Issuing Banks to issue additional Letters of Credit as consideration for Loans previously made and Letters of Credit previously issued, and to induce the Hedge Creditors to enter into and/or maintain Hedging Obligations with one or more Loan Parties.

Accordingly, the First-Lien Collateral Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 7.16 of the Guarantee and Collateral Agreement, the New Subsidiary by its signature below becomes a Grantor and Subsidiary Guarantor under the First-Lien Guarantee and Collateral Agreement with the same force and effect as if originally named therein as a Grantor and Subsidiary Guarantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the First-Lien Guarantee and Collateral Agreement applicable to it as a Grantor and Subsidiary Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor and Subsidiary Guarantor thereunder are true and correct in all material respects on and as of the date hereof (for this purpose, as though references therein to the Closing Date were to the date hereof). In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the

Obligations (as defined in the First-Lien Guarantee and Collateral Agreement), does hereby create and grant to the First-Lien Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties (and, to the extent provided in Section 9.01 of the First-Lien Guarantee and Collateral Agreement, for the equal and ratable benefit of the Existing Senior Note Holders), their successors and permitted assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in, to and under the Collateral (as defined in the First-Lien Guarantee and Collateral Agreement) of the New Subsidiary. Each reference to a “Grantor” or a “Subsidiary Guarantor” in the First-Lien Guarantee and Collateral Agreement shall be deemed to include the New Subsidiary. The First-Lien Guarantee and Collateral Agreement is hereby incorporated herein by reference.

SECTION 2. In accordance with Section 8 of the Intercompany Subordination Agreement, the New Subsidiary by its signature below becomes a Party to the Intercompany Subordination Agreement with the same force and effect as if originally named therein as a Party and the New Subsidiary hereby (a) agrees to all the terms and provisions of, the Intercompany Subordination Agreement applicable to it as a Party thereunder and (b) represents and warrants that the representations and warranties made by it as a Party thereunder are true and correct in all material respects on and as of the date hereof (for this purpose, as though references therein to the Closing Date were to the date hereof). Each reference to a “Party” in the Intercompany Subordination Agreement shall be deemed to include the New Subsidiary. The Intercompany Subordination Agreement is hereby incorporated herein by reference.

SECTION 3. In accordance with Section 8.18 of the Original Intercreditor Agreement, the New Subsidiary by it signature below becomes a Grantor under the Original Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor and the New Subsidiary hereby (a) agrees to all terms and provisions of the Original Intercreditor Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct in all material respects on and as of the date hereof (for this purpose, as though references therein to the Closing Date were to the date hereof). Each reference to a “Grantor” in the Original Intercreditor Agreement shall be deemed to include the New Subsidiary. The Original Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 4. In accordance with Section 5.16 of the First-Lien Intercreditor Agreement, the New Subsidiary by it signature below becomes a Grantor under the First-Lien Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor and the New Subsidiary hereby (a) agrees to all terms and provisions of the First-Lien Intercreditor Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct in all material respects on and as of the date hereof (for this purpose, as though references therein to the Closing Date were to the date hereof). Each reference to a “Grantor” in the First-Lien Intercreditor Agreement shall be deemed to include the New Subsidiary. The First-Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 5. The New Subsidiary represents and warrants to the First-Lien Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

SECTION 6. This Supplement may be executed in any number of counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute one instrument. This Supplement shall become effective when the First-Lien Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Subsidiary and the First-Lien Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 7. The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of (i) any and all Equity Interests and Pledged Debt Securities now owned by the New Subsidiary and (ii) any and all Intellectual Property now owned by the New Subsidiary and (b) set forth under its signature hereto, is the true and correct legal name of the New Subsidiary and its jurisdiction of organization.

SECTION 8. Except as expressly supplemented hereby, each of the First-Lien Guarantee and Collateral Agreement, the Intercompany Subordination Agreement, the Original Intercreditor Agreement and the First-Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 9. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF).

SECTION 10. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the First-Lien Guarantee and Collateral Agreement, the Intercompany Subordination Agreement, the Original Intercreditor Agreement and the First-Lien Intercreditor Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 11. All communications and notices hereunder shall (except as otherwise expressly permitted by the each of the First-Lien Guarantee and Collateral Agreement, the Intercompany Subordination Agreement, the Original Intercreditor Agreement and the First-Lien Intercreditor Agreement) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to the New Subsidiary shall be given to it in care of the Borrowers as provided in Section 9.01 of the Credit Agreement.

SECTION 12. The New Subsidiary agrees to reimburse the First-Lien Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the First-Lien Collateral Agent.

IN WITNESS WHEREOF, the New Subsidiary and the First-Lien Collateral Agent have duly executed this Supplement as of the date first above written.

TUTV LLC,

by	/s/ John Paul Aceves
	Name:	John Paul Aceves
	Title:	Assistant Secretary

Jurisdiction of Formation: Delaware

Address for Notices:

605 Third Avenue, 12th Floor
New York, New York 10158
Attention: Chief Financial Officer with a copy to:

5999 Center Drive
Los Angeles, California 90045
Attention: General Counsel

DEUTSCHE BANK AG NEW YORK BRANCH, as First-Lien Collateral Agent,

by	/s/ Susan LeFevre
	Name:	Susan LeFevre
	Title:	Managing Director

by	/s/ Evelyn Thierry
	Name:	Evelyn Thierry
	Title:	Director

Signature page to Supplement

Collateral of the New Subsidiary

EQUITY INTERESTS

None.

PLEDGED DEBT SECURITIES

None.

INTELLECTUAL PROPERTY

None.